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LAW DEPARTMENT
STEVEN N. FRANK
Vice President
Associate General Counsel &
Secretary


                                    October 21, 1994



Securities and Exchange Commission
Operations Center
Stop 0-7
6432 General Green Way
Alexandria, VA  22312

Re:      Registration Statement on Form S-8 relating to
         Common Stock of McDonnell Douglas Corporation
         ("MDC") for offer under the McDonnell Douglas
         Corporation 1994 Performance and Equity Incentive
         Plan ("Plan").

Ladies and Gentlemen:

     Enclosed (via EDGAR transmission) is a signed copy of the Registration Statement on Form S-8 with exhibits relating to the proposed registration under the Securities
Act of 1933 (the "1933 Act") of Common Stock of MDC.

     MDC wired $19,471.98 on September 23, 1994 and an additional $1,314.66 on October 21, 1994, for a total of $20,786.64, to the SEC lockbox in payment of the registration fee. It is our understanding that, pursuant to Rule 462 under the 1933 Act, the Registration Statement will become effective upon filing.

     If you have any questions or comments, please call me at (314) 234-8091 or Eric R. Fencl at (314) 232-2158.

     Thank you for your assistance.

                               Very truly yours,

                               /s/ Steven N. Frank

                               Steven N. Frank